THE OFFER AND SALE OF THE WARRANT REPRESENTED BY THIS CERTIFICATE AND THE UNDERLYING SHARES OF STOCK HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW. NEITHER THIS WARRANT NOR THE UNDERLYING STOCK, NOR ANY PORTION THEREOF OR INTEREST THEREIN, MAY BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THE SAME IS REGISTERED AND QUALIFIED IN ACCORDANCE WITH SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW, OR, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED.

Warrant No. PW-1                                                    June 2, 2005

                                     WARRANT
                   to Purchase the Series E Preferred Stock of
                             Hawaiian Holdings, Inc.

      THIS CERTIFIES THAT, for value received, RC Aviation, LLC having an address at 12730 High Bluff Drive, Suite 180, San Diego, CA 92130, or registered assigns, is entitled to purchase from Hawaiian Holdings, Inc., a Delaware corporation, or any successor (the "Company"), in whole or in part, at a purchase price of $246,816 per share of Series E Preferred Stock (as herein defined), at any time, from and after the Initial Exercise Date to and including June 1, 2010, 200 shares of the fully paid and nonassessable Series E Preferred Stock (as such number may be adjusted as provided herein).

      This Warrant is issued in connection with the Equity Commitment Letter.

      This Warrant is subject to the following provisions, terms and conditions:

      1. (a) Exercise of Warrant. The rights represented by this Warrant may be exercised by the Holder hereof, in whole or in part (but not as to a fractional share of Series E Preferred Stock), by (A) the delivery of this Warrant, together with a properly completed Subscription Form in the form attached hereto, to the principal office of the Company at 12730 High Bluff Drive, Suite 180, San Diego, California 92130 (or to such other address as it may designate by notice in writing to the Holder) and payment to the Company of the Warrant Purchase Price for the Warrant Shares being purchased by cash or by certified check or bank draft. The Company agrees that the shares so purchased shall be deemed to be issued to the Holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been delivered to the Company and payment made for such shares as aforesaid. Certificates for the shares so purchased shall be delivered to the Holder within ten (10) Business Days after the rights represented by this Warrant shall have been so exercised, and, unless this Warrant has expired, a new Warrant representing the right to purchase the number of Warrant Shares, if any, with respect to which this Warrant shall not then have been exercised, in all other respects identical with this Warrant, shall also be issued and delivered to the Holder within such time, or, at the request of such Holder, appropriate notation may be made on this Warrant and signed by the Company and the same returned to such Holder.

      (b) Transfer Restriction Legend. Each certificate for Warrant Shares issued upon exercise of this Warrant, unless at the time of exercise the offer and sale of such Warrant Shares are registered under the Securities Act, shall bear the following legend (and any additional legend required by applicable law or rule) on the face thereof:

            The offer and sale of the shares of stock represented hereby have not been registered pursuant to the Securities Act of 1933, as amended, or any state securities law. Neither these shares, nor any portion thereof or interest therein, may be sold, transferred or otherwise disposed of unless the same are registered and qualified in accordance with said Act and any applicable state securities law, or, in the opinion of counsel reasonably satisfactory to the Company, such registration and qualification are not required.

The provisions of Section 2 shall be binding upon all holders of certificates for Warrant Shares bearing the above legend and shall also be applicable to all holders of this Warrant.

      (c) Expenses and Taxes on Exercise. The Company shall pay all expenses, taxes and other charges payable in connection with the preparation, execution and delivery of any stock certificates and substitute Warrants pursuant to this
Section 1, except that, in case such stock certificates or Warrants shall be registered in a name or names other than the name of the holder of this Warrant, funds sufficient to pay all stock transfer taxes which shall be payable upon the execution and delivery of such stock certificates or Warrants shall be paid by the Holder to the Company at the time the Company delivers such stock certificates or Warrants to the Company for exercise.

      (d) Mandatory Exchange of Warrant. Notwithstanding any other provision of this Warrant, upon (x) the approval by the stockholders of the Company, at the Company's next meeting of stockholders, of an increase in the number of authorized shares of Common Stock of the Company to at least 120 million shares (the "Stockholder Approval") and (y) the filing with the Secretary of State of the State of Delaware of an amendment to the Certificate of Incorporation of the Company as contemplated by the Stockholder Approval (the "Required Filing"), this Warrant shall be automatically exchanged for a warrant in the form attached hereto as Exhibit A (the "Common Stock Purchase Warrant") to purchase a number of shares of Common Stock equal to the Aggregate Number relating to the Warrant Shares at the time of such exchange at the Common Stock Warrant Exercise Price. Upon the Company's receipt of the Stockholder Approval and the completion of the Required Filing, the Holder shall surrender this Warrant at the Principal Office of the Company and receive in consideration therefor the Common Stock Purchase Warrant. Such surrender shall not be a condition, however, to the cancellation on the Company's books of this Warrant and the substitution on such books of the Common Stock Purchase Warrant, which shall be deemed outstanding on and after the date of the Stockholder Approval and shall be dated as of the date of such Stockholder Approval.

      2. (a) Warrants and Warrant Shares Not Registered; Transferee Restrictions. Each Holder, by acceptance thereof, represents and acknowledges that the offer and sale of this Warrant and the Warrant Shares which may be purchased upon exercise of this Warrant are not being registered under the Securities Act, that the issuance of this Warrant and the offering and sale of such Warrant Shares are being made in reliance on the exemption from registration under Section 4(2) of the Securities Act as not involving any public offering and that the Company's reliance on such exemption is predicated in part on the representations made by the initial Holder of this Warrant to the Company that such Holder (i) is acquiring this Warrant for investment purposes for its own account, with no present intention of reselling or otherwise distributing the same in violation of the Securities Act, subject, nevertheless, to any requirement of law that the disposition of its property shall at all times be within its control, (ii) is an "accredited investor" as defined in Regulation D under the Securities Act and (iii) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investments made or to be made in connection with the acquisition and exercise of this Warrant. Neither this Warrant nor the related Warrant Shares may be transferred except pursuant to an effective registration statement under the Securities Act or upon the conditions specified in Section 2(b).

      (b) Notice of Transfer, Opinion of Counsel. Each Holder, by acceptance hereof, agrees that prior to the disposition of this Warrant or of any Warrant Shares, other than pursuant to an effective registration under the Securities Act, such Holder will give written notice to the Company expressing such Holder's intention to effect such disposition and describing briefly such Holder's intention as to the manner in which this Warrant or the Warrant Shares theretofore issued or thereafter issuable upon exercise hereof, are to be disposed together with an opinion of counsel as may be designated by such Holder and reasonably satisfactory to the Company as to the necessity or non-necessity of registration under the Securities Act. If in the opinion of such counsel, the proposed disposition does not require registration under the Securities Act of the disposition of this Warrant and/or the Warrant Shares issuable or issued upon the exercise of this Warrant, such Holder shall be entitled to dispose of this Warrant and/or the Warrant Shares theretofore issued upon the exercise hereof, all in accordance with the terms of the notice delivered by such Holder to the Company. The Company is entitled to rely on the most recent written notice from the Holder with respect to the ownership of the Warrant.

      3. Representations, Warranties and Covenants of the Company.

            (a) The Company hereby represents and warrants that:

                  (A) The Company has full corporate power and authority to
            execute and deliver this Warrant.

                  (B) The execution and delivery of this Warrant and the
            consummation by the Company of the transactions contemplated hereby have been duly and validly approved by all necessary corporate action on the part of the Company.

                  (C) This Warrant has been duly executed and delivered by the
            Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms.

                  (D) The Holder of this Warrant, when such Warrant is issued by the Company to such Holder, shall have good title thereto free from all taxes, liens and charges with respect to the issuance thereof.

            (b)   The Company hereby covenants and agrees that:

                  (A) Reservation of Shares. During the period within which the rights represented by this Warrant may be exercised, the Company will have at all times authorized, and reserved for the purpose of issue or transfer upon exercise of the rights evidenced by this Warrant, a sufficient number of shares of the Series E Preferred Stock to provide therefor.

                  (B) The Warrant Shares issued pursuant to the exercise of this
            Warrant will, upon issuance, be duly and validly issued, fully paid and nonassessable and the holder of such Warrant Shares shall have good title to such Warrant Shares free from all taxes, liens and charges with respect to the issuance thereof.

      4. Participation in Distributions; Changes;.

      (a) Distributions. In case at any time or from time to time the Company shall take a record of the holders of its Common Stock and its Series E Preferred Stock for the purpose of entitling them to receive any dividend or other distribution, other than a distribution of Common Stock, Convertible Securities or options, warrants or other rights to subscribe for or purchase any Convertible Securities (collectively, a "Distribution"), of:

                        (i) Cash (other than regular quarterly dividends payable
                  out of current consolidated earnings);

                        (ii) any evidences of its indebtedness, any shares of
                  its Capital Stock (other than Common Stock) or any other securities or property of any nature whatsoever (other than cash); or

                        (iii) any options, warrants or other rights to subscribe
                  for or purchase any of the following: any evidences of its indebtedness, any shares of its Capital Stock (other than Common Stock) or any other securities or property of any nature whatsoever (other than cash), then the Holder shall be entitled to receive such Distribution as if the Holder had fully exercised this Warrant upon the exercise of this Warrant at any time on or after the taking of such record, the number of Warrant Shares to be received upon exercise of this Warrant determined as stated herein and, in addition and without further payment, the cash, evidences of indebtedness, stock, securities, other property, options, warrants and/or other rights (or any portion thereof) to which the Holder would have been entitled by way of such Distribution and subsequent dividends and distributions through the date of exercise as if such Holder (x) had fully exercised this Warrant immediately prior to such Distribution and (y) had retained the Distribution in respect of the Series E Preferred Stock and all subsequent dividends and distributions of any nature whatsoever in respect of any stock or securities paid as dividends and distributions and originating directly or indirectly from such Series E Preferred Stock.

      (b) Changes in Series E Preferred Stock. In case at any time the Company shall initiate any transaction or be a party to any transaction (including, without limitation, a merger, consolidation, share exchange, sale, lease or other disposition of all or substantially all of the Company's assets, liquidation, recapitalization or reclassification of the Series E Preferred Stock) in connection with which the outstanding Series E Preferred Stock shall be changed into or exchanged for different securities of the Company or Capital Stock or other securities of another corporation or interests in a non-corporate entity or other property (including cash) or any combination of the foregoing (each such transaction being herein called a "Transaction"), then, as a condition of the consummation of the Transaction, lawful, enforceable and adequate provision shall be made so that the Holder shall be entitled to receive upon exercise of this Warrant at any time on or after the consummation of the Transaction, in lieu of the Warrant Shares issuable upon such exercise prior to such consummation, the securities or other property (including cash) to which such Holder would have been entitled upon consummation of the Transaction if such Holder had exercised this Warrant immediately prior thereto (subject to adjustments from and after the consummation date as nearly equivalent as possible to the adjustments provided for in this Section 4). The foregoing provisions of this Section 4(b) shall similarly apply to successive Transactions.

      (c) Notice of Proposed Actions. In case the Company shall propose (A) to pay any dividend payable in stock of any class to the holders of its Capital Stock or to make any other distribution to the holders of its Capital Stock, (B) to offer to the holders of its Capital Stock rights to subscribe for or to purchase any Convertible Securities or additional shares of Capital Stock or shares of stock of any class or any other securities, warrants, rights or options, (other than the exercise of pre-emptive rights by such a holder) (C) to effect any reclassification of its Capital Stock, (D) to effect any recapitalization, stock subdivision, stock combination or other capital reorganization, (E) to effect any consolidation or merger, share exchange, or sale, lease or other disposition of all or substantially all of its property, assets or business, or (F) to effect the liquidation, dissolution or winding up of the Company, then in each such case the Company shall give to the Holder written notice of such proposed action, which shall specify the date on which a record is to be taken for the purposes of such stock dividend, stock subdivision, stock combination, distribution or rights, or the date on which such reclassification, recapitalization, reorganization, consolidation, merger, share exchange, sale, lease, transfer, disposition, liquidation, dissolution, winding up or other transaction is to take place and the date of participation therein by the holders of Capital Stock, if any such date is to be fixed, or the date on which the transfer of Capital Stock is to occur, and shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action on the Series E Preferred Stock. Such notice shall be so given in the case of any action covered by clause (A) or (B) above at least ten (10) days prior to the record date for determining holders of the Series E Preferred Stock for purposes of such action and, in the case of any other such action, at least ten (10) days prior to the earlier of the date of the taking of such proposed action or the date of participation therein by the holders of the Series E Preferred Stock.

      5. No Dilution or Impairment. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, share exchange, dissolution or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith assist in the carrying out of all such terms and in taking of all such action as may be necessary or appropriate to protect the rights of the Holder against dilution or other impairment. Without limiting the generality of the foregoing and notwithstanding any other provision of this Warrant to the contrary (including by way of implication), the Company (a) will not increase the par value of any shares of Series E Preferred Stock receivable on the exercise of this Warrant above the amount payable therefor on such exercise or (b) will take all such action as may be necessary or appropriate so that the Company may validly and legally issue fully paid and nonassessable shares of Series E Preferred Stock on the exercise of this Warrant.

      6. Definitions. The terms defined in this Section 6, whenever used in this Warrant, shall, unless the context otherwise requires, have the respective meanings hereinafter specified:

          (a) "Aggregate Number" shall mean 6,856,000, as adjusted as provided in the Certificate of the Designations, Preferences and Rights of Series E Preferred Stock of the Company, which adjustment shall occur whether the dilutive event occurs prior to or subsequent to the date of the exercise of this Warrant or the Common Stock Purchase Warrant.

          (b) "Business Day" shall mean any day other than a Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law or executive order to close.

          (c) "Capital Stock" shall mean (a) with respect to any Person that is a corporation, any and all shares, interests or equivalents in capital stock (whether voting or nonvoting, and whether common or preferred) of such corporation, and (b) with respect to any Person that is not a corporation, any and all partnership, membership, limited liability company or other equity interests of such Person that confer on a Person the right to receive a share of the profits and losses of, or the distribution of assets of, the issuing Person; and in each case, any and all warrants, rights or options to purchase, and all conversion or exchange rights, voting rights, calls or rights of any character with respect to, any of the foregoing, including, without limitation, any rights in respect of any change in the value of any of the foregoing, including stock appreciation rights and similar interests.

          (d) "Common Stock" shall mean the Common Stock, par value $.01 per share, of the Company or any other Capital Stock of the Company into which such stock is reclassified or reconstituted.

          (e) "Common Stock Warrant Exercise Price" shall mean $7.20 per share of Common Stock, as adjusted as provided in the Common Stock Warrant as if such Common Stock Warrant were currently outstanding.

          (f) "Company" shall have the meaning set forth in the introductory paragraph hereto.

          (g) "Convertible Securities" shall mean evidences of indebtedness, shares of stock or other securities (including, without limitation, options and warrants) which are directly or indirectly convertible, exercisable or exchangeable, with or without payment of additional consideration in cash or property, for shares of Common Stock, either immediately or upon the onset of a specified date or the happening of a specified event.

          (h) "Distribution" shall have the meaning set forth in Section
4(a)(i).

          (i) "Distribution Event" shall mean (a) a liquidation, dissolution or winding up of the Company, (b) any transaction or series of transactions which results in the disposition to a Person or group of affiliated Persons of greater than fifty percent (50%) of the voting power of the Company, (c) any merger, consolidation, share exchange or other form of corporate reorganization in which the Company is a party in which the outstanding shares of the Company are issued or exchanged for securities or other consideration issued, or caused to be issued, whereby holders of the voting stock of the Company immediately prior to such transaction hold less than fifty percent (50%) of the voting power of the Company immediately after such transaction, or (d) the sale of all or substantially all of the assets of the Company.

          (j) "Equity Commitment Letter" shall mean that certain agreement between RC Aviation, LLC and the Company dated August 24, 2004 for the provision of, among other things, equity financing to the Company in an amount up to $60 million.

          (k) "Holder" shall mean any holder of an interest in the Warrant or the outstanding Warrant Shares who becomes a holder in compliance with Section 2 hereof.

          (l) "Initial Exercise Date" shall mean the earlier of (x) December 1, 2005 and (y) the record date for a Distribution Event, if such Warrant is not exchangeable for the Common Stock Purchase Warrant prior to such date.

          (m) "Person" shall mean any individual, firm, corporation, limited liability company, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

          (n) "Required Holders" shall mean the holders of a majority of the Total Warrant Shares.

          (o) "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations thereunder as the same shall be in effect at the time.

          (p) "Series E Preferred Stock" shall mean the Series E Preferred Stock, par value $0.01 per share, of the Company or any other Capital Stock of the Company into which such stock is reclassified or reconstituted.

          (q) "Total Warrants" shall mean this Warrant, together with any portions thereof assigned or transferred.

          (r) "Total Warrant Shares" shall mean the shares of Series E Preferred Stock issuable upon exercise of the Total Warrants and which have not been so exercised.

          (s) "Transaction" shall have the meaning set forth in Section 4(b).

          (t) "Warrant Purchase Price" shall mean the purchase price of $246,816 per share of Series E Preferred Stock.

          (u) "Warrants" shall mean this Warrant and all Warrants issued in exchange, transfer or replacement thereof.

          (v) "Warrant Shares" shall mean the 200 shares of Series E Preferred Stock issuable upon the exercise of this Warrant.

          (w) As used herein, any reference to a specified percentage of Warrants or Warrant Shares shall exclude any Warrants or Warrant Shares held by the Company or a subsidiary thereof.

      7. Exchange, Replacement and Assignability . This Warrant is exchangeable, upon the surrender hereof by the Holder at the office or agency of the Company described in Section 1, for new Warrants of like tenor and date representing in the aggregate the right to purchase the number of shares which may be purchased hereunder, each of such new Warrants to represent the right to purchase such number of shares as shall be designated by such Holder at the time of such surrender. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of Warrants and, in the case of any such loss, theft or destruction, of an indemnity letter (reasonably satisfactory to the Company) of an institutional holder of such Warrants, or in other cases, of a bond of indemnity or other security satisfactory to the Company, or, in the case of any such mutilation, upon surrender or cancellation of Warrants, the Company will issue to the Holder a new Warrant of like tenor and date, in lieu of this Warrant or such new Warrants, representing the right to purchase the number of shares which may be purchased hereunder. Subject to compliance with Section 2, this Warrant and all rights hereunder are transferable in whole or in part upon the books of the Company by the registered holder hereof in person or by duly authorized attorney, and new Warrants shall be made and delivered by the Company, of the same tenor and date as this Warrant but registered in the name of the transferees, upon surrender of this Warrant, duly endorsed, to the appropriate office or agency of the Company. All expenses, taxes (other than stock transfer taxes) and other charges payable in connection with the preparation, execution and delivery of Warrants pursuant to this Section 7 shall be paid by the Company.

     8. Transfer Books, No Rights as Stockholder, Survival of Rights. The Company will at no time close its transfer books against the transfer of this Warrant or any Warrant Shares in any manner which interferes with the timely exercise of this Warrant. This Warrant shall not entitle the Holder to any voting rights or any rights as a stockholder of the Company. The rights and obligations of the Company, of the Holder of this Warrant and of any Holder of Warrant Shares issued upon exercise of this Warrant pursuant to the terms of this Warrant shall survive the exercise of this Warrant.

      9. Omissions and Indulgences; Amendment and Waiver.

          (a) It is agreed that any waiver, permit, consent or approval of any kind or character on the Holder's part of any breach or default under this Warrant, or any waiver on the Holder's part of any provisions or conditions of this Warrant must be in writing.

          (b) Any amendment, supplement or modification of or to any provision of this Warrant, any waiver of any provision of this Warrant and any consent to any departure by any party from the terms of any provision of this Warrant shall be effective only if it is made or given in writing and signed by the Company and the Required Holders; provided, however, that no such amendment, supplement or modification may be made without the written consent of the Holder if such amendment, supplement or modification changes the Warrant Purchase Price or the expiration date of this Warrant.

          (c) Any amendment or waiver consented to as provided in this Section 9 is binding upon each future holder of this Warrant and upon the Company without regard to whether this Warrant has been marked to indicate such amendment or waiver.

      10. Rights of Transferees. Subject to compliance with Section 2, the rights granted to the Holder hereunder of this Warrant shall pass to and inure to the benefit of all subsequent transferees of all or any portion of the Warrant (provided that the Holder and any transferee shall hold such rights in proportion to their respective ownership of the Warrant and Warrant Shares) until extinguished pursuant to the terms hereof.

      11. Captions. The titles and captions of the Sections and other provisions of this Warrant are for convenience of reference only and are not to be considered in construing this Warrant.

      12. Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopy, overnight courier service or personal delivery:

      (a) if to the Company:

            Hawaiian Holdings, Inc.
            12730 High Bluff Drive
            Suite 180
            San Diego, California  92130

            Attention: Chief Executive Officer
            Facsimile:

            with copies to:

            Dechert LLP
            30 Rockefeller Plaza
            New York, New York 10112
            Attention: Charles I. Weissman, Esq.
            Facsimile: (212) 698-3599

      (b) if to the Holder:

            Facsimile:

            with copies to:

All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial overnight courier service; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is acknowledged, if telecopied.

      13. Successors and Assigns. This Warrant shall be binding upon and inure to the benefit of the parties hereto and their respective successors or heirs and personal representatives and permitted assigns; provided, that the Company shall have no right to assign its rights, or to delegate its obligations, hereunder without the prior written consent of the Holder.

      14. Governing Law. THIS WARRANT IS TO BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE AND WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW OF SUCH STATE.

      15. Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof. The parties hereto further agree to replace such invalid, illegal or unenforceable provision of this Warrant with a valid, legal and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid, illegal or unenforceable provision.

      16. Entire Agreement. This Warrant contains the entire agreement among the parties with respect to the subject matter hereof and thereby supercedes all prior and contemporaneous agreements or understandings with respect thereto.

      17. No Strict Construction. The Company and the Holder each acknowledge that they have been represented by counsel in connection with this Warrant. The Company and the Holder have participated jointly in the negotiation and drafting of this Warrant. In the event an ambiguity or question of intent or interpretation arises under any provision of this Warrant, this Warrant shall be construed as if drafted jointly by the parties thereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Warrant.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, Hawaiian Holdings, Inc. has caused this Warrant to be signed by its duly authorized officer effective as of June 2, 2005.


                             HAWAIIAN HOLDINGS, INC.


                              By:/s/ Randall L. Jenson
                              --------------------------------------------------
                                       Name:    Randall L. Jenson
                                       Title: Chief Financial Officer, Treasurer
                                                and Secretary

                                SUBSCRIPTION FORM


To:   Hawaiian Holdings, Inc.
      12730 High Bluff Drive
      Suite 180
      San Diego, California  92130
      Attention: Chief Executive Officer
      Facsimile:

      1. The undersigned, pursuant to the provisions of the attached Warrant, hereby elects to exercise this Warrant with respect to ________ shares of Series E Preferred Stock (the "Exercise Amount"). Capitalized terms used but not otherwise defined herein have the meanings ascribed thereto in the attached Warrant.

      2. The undersigned herewith tenders payment for such shares in the following manner (please check type, or types, of payment and indicate the portion of the Exercise Price to be paid by each type of payment):

      ____     Exercise for Cash ___________________
      ____     Cashless Exercise ___________________

      3. Please issue a certificate or certificates representing the shares issuable in respect hereof under the terms of the attached Warrant, as follows:


                                        ----------------------------------
                                        (Name of Record Holder/Transferee)

and deliver such certificate or certificates to the following address:

                                        -------------------------------------
                                        (Address of Record Holder/Transferee)

      4. The undersigned represents that the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares.

      5. If the Exercise Amount is less than all of the shares of Series E Preferred Stock purchasable hereunder, please issue a new warrant representing the remaining balance of such shares, as follows:

                                        ----------------------------------
                                        (Name of Record Holder/Transferee)
and deliver such warrant to the following address:


                                        -------------------------------------
                                        (Address of Record Holder/Transferee)



                                        -------------------------------------
                                        (Signature)



-------------------------------------
(Date)